EXHIBIT 5

                              LEHMAN BROTHERS INC.
                          Three World Financial Center
                               New York, NY 10285



                                                               October 23, 1995





Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

         I am Deputy General Counsel of Lehman Brothers Inc., a Delaware corporation (the"Company"). A Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), was filed by the Company with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of up to $750,000,000 principal amount of debt securities (the "Debt Securities") consisting of senior debt (the "Senior Debt") and subordinated debt (the "Subordinated Debt") which the Company may offer from time to time in one or more series.

         In that connection, I or members of my staff have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to the Company as I have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, I have assumed the genuineness and authenticity of all documents examined by us or members of my staff and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

         Based upon the foregoing, I am of the opinion that:

         (i) the Senior Debt is duly authorized, and when the Indenture pursuant to which the Senior Debt will be issued (the "Senior Indenture") between the Company and The Bank of New York., as Trustee (the "Senior Debt Trustee"), has been duly executed and delivered, and, the Senior Debt, when duly executed by the Company, authenticated by the Senior Debt Trustee in accordance with the terms of the Senior Indenture and issued and delivered against payment therefor, will be legally issued and will constitute a valid and binding obligation of the Company entitled to the benefits of the Senior Indenture; and

         (ii)     the  Subordinated  Debt is duly authorized,  and when the
Indenture   pursuant  to  which  the  Subordinated  Debt  will  be  issued  (the
"Subordinated  Indenture") between the

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Company and Bank of America Illinois,  as Trustee (the  "Subordinated Debt
Trustee") has been duly executed and delivered, the Subordinated Debt, when duly executed by the Company, authenticated by the Subordinated Debt Trustee in accordance with the terms of the Subordinated Indenture and issued and delivered against payment therefor, will be legally issued and will constitute a valid and binding obligation of the Company entitled to the benefits of the Subordinated Indenture.

         In rendering this opinion, I express no opinion as to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the United States of America.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Registration Statement, without admitting that I am an "expert" under the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                        Very truly yours,

                                                        /s/ Karen M. Muller

                                                        Karen M. Muller
                                                        Deputy General Counsel